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                                                                     Exhibit 3.8

                            CERTIFICATE OF AMENDMENT
                                     TO THE
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SUNRISE TELEVISION CORP.

         The undersigned, being the Executive Vice President and Chief Financial Officer of Sunrise Television Corp., a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: The name of the Corporation is Sunrise Television Corp.

         SECOND: The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was January 8, 1997, under the name of STV Holding Company. The date of filing of the Amended and Restated Certificate of Incorporation of the Corporation was February 26, 1997. The date of filing of the Second Amended and Restated Certificate of Incorporation of the Corporation was August 30, 2000 ("Second Amended and Restated Certificate of Incorporation").

         THIRD: On January 3, 2002, the directors of the Corporation duly adopted a resolution setting forth the following amendment to the Certificate of Incorporation (the "Amendment"):

         Article FOURTH of the Corporation's Second Amended and Restated Certificate of Incorporation is hereby amended by deleting the first paragraph of such Article FOURTH and substituting the following paragraph in its place:

                  "FOURTH: The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 2,502,000 shares of capital stock, consisting of two classes of capital stock classified as (i) 1,250,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (ii) 1,252,000 shares of Class B Common Stock, par value of $0.01 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

         FOURTH: The Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware ("DGCL").

                                    * * * * *

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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed pursuant to Section 103(a)(2) of the DGCL by the undersigned, duly authorized officer of the Corporation as of January 7, 2002.

                                    SUNRISE TELEVISION CORP.



                                    By:      /s/ David A. Fitz
                                             -----------------------------------
                                             David A. Fitz
                                             Executive Vice President and
                                             Chief Financial Officer


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